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                                                                    EXHIBIT 23.3


                       [LETTERHEAD OF BDO SEIDMAN, LLP]




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



Metropolitan Bancshares, Inc.
Parker, Colorado

We hereby consent to the use in the Proxy Statement-Prospectus constituting a part of this Registration Statement of our report dated April 3, 1998 relating to the consolidated financial statements of Metropolitan Bancshares, Inc. for the years ended December 31, 1997 and 1996.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement-Prospectus.



                                                   /s/ BDO SEIDMAN, LLP


Denver, Colorado
January 20, 1999